Exhibit 99.1

Uranium Resources, Inc. Files for Extension of Form 10-K Filing Deadline

    Company's Release of Fourth Quarter Results and Teleconference
               Continues as Planned for March 19, 2007

    DALLAS--(BUSINESS WIRE)--March 13, 2007--Uranium Resources, Inc. (OTCBB: URRE) ("URI") announced today it has requested a 15-day extension from the Securities and Exchange Commission relating to the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The Company requested the extension because it does not expect to complete the preparation of management's assessment of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 by the initial filing deadline of March 16, 2007. Although the Company has spent a significant amount of time and resources on Section 404 compliance, additional time is needed for the Company and its public accountants to complete their evaluation and finalize their conclusions.

    The Company's notification on Form 12b-25 will provide, among other things, that its Form 10-K will be deemed timely filed if filed not later than 15 calendar days after its original due date pursuant to U.S. Securities and Exchange Commission ("SEC") rule. The Company expects to be able to file its Form 10-K within this extended period.

    The Company will release its earnings on Monday, March 19, 2007 and will hold a teleconference on March 19, 2007 at 10:00 a.m. EDT. The teleconference can be accessed by calling (973) 935-2048 approximately 10 minutes prior to the call or through the Company's website at www.uraniumresources.com.

    ABOUT URANIUM RESOURCES, INC.

    Uranium Resources Inc. explores for, develops and mines uranium. Since it's incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings in New Mexico that includes the proposed ISR project at Church Rock. The Company acquired these properties over the past 20 years along with an extensive information database. URI's strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the timing and scheduling of its announcement of financial results, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

    CONTACT: Investors:
             Kei Advisors LLC
             Deborah K. Pawlowski / James M. Culligan
             716-843-3908 / 716-843-3874
             dpawlowski@keiadvisors.com / jculligan@keiadvisors.com or
             Media:
             DW Turner
             Kristin Jensen, 505-888-5877
             kjensen@dwturner.com
             or
             Uranium Resources, Inc.
             Dave Clark, 361-883-3990
             President and COO
             or
             Thomas H. Ehrlich, 972-219-3330
             Vice President and Chief Financial Officer thehrlich@urnaiumresources.com